UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2005

ENERTECK CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 0-31981

Delaware	47-0929885
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10701 Corporate Drive, Suite 150 Stafford, Texas	77477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 240-1787

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2005, EnerTeck Corporation (the “Company”) entered into a Redemption Agreement (the “Redemption Agreement”) with Parrish B. Ketchmark, a former officer and director of the Company (“Ketchmark”), and Parrish Brian Partners, Inc., a company owned and/or controlled by Ketchmark (“Partners”), pursuant to which (i) Ketchmark agreed to and on that date returned to the Company 500,000 shares of common stock previously issued to him, and (ii) Partners agreed to and on that date returned to the Company 500,000 warrants to acquire 500,000 shares of common stock previously issued to it by the Company. Pursuant to the Redemption Agreement, the Company has agreed that upon the raising of equity financing of at $1 million, the Company will cause certain loans made by certain third parties (which included Ketchmark and Partners) in the aggregate principal of approximately $71,000 to be repaid in full. Other than the agreement to repay the foregoing loans, no cash consideration has been or will be paid by the Company to Ketchmark and Partners in connection with the redemption of the aforesaid shares and warrants.

On December 8, 2005, the Company entered into a Securities Purchase Agreement (the “BATL Agreement”) with BATL Bioenergy LLC (“BATL”), an unrelated third party, pursuant to which the Company agreed to issue and sell to BATL, for the aggregate purchase price of $3,000,000 (the “Purchase Price”), (i) 2,450,000 shares (the “BATL Shares”) of the common stock of the Company, and (ii) a warrant (the “BATL Warrant”) expiring in five (5) years to purchase an additional 1,000,000 shares of common stock at an exercise price of $2.00 per share. In accordance with the terms of the BATL Agreement, BATL is entitled to nominate one director to the Board of Directors of the Company. On December 9, 2005 (the “BATL Closing Date”), the transactions contemplated by the BATL Agreement were completed with the Purchase Price being paid and the BATL Shares and BATL Warrant being issued.

In accordance with the terms on the BATL Agreement, the Company has agreed that the proceeds of the Purchase Price shall be used as follows: (i) $1,000,000 to complete the purchase of RubyCat Technology, LLC (the proposed acquisition of which was previously reported in the Company’s Form 8-K filed with the Commission on October 24, 2005) (the “RubyCat Transaction”); (ii) no more than $340,000 to repay certain outstanding debt of the Company and its subsidiary; and (iii) the balance for working capital purposes. The Company has granted BATL an irrevocable, unconditional right, exercisable on one occasion only for a period of 90 days following the earlier to occur of (i) the termination of any definitive agreement or letter of intent in respect of the RubyCat Transaction, and (ii) if the Ruby Cat Transaction shall not yet have been consummated, 90 days following the BATL Closing Date, to sell to the Company up to 816,667 shares of common stock at a per share purchase price of $1.2245 per share.

In connection with the BATL Agreement, the Company and BATL entered into a Registration Rights Agreement dated as of December 8, 2005, whereby the Company has agreed to prepare and file with the Commission not later than the 60th day (the “Filing Date”) after the BATL Closing Date a Registration Statement covering the resale of all of the BATL Shares and the shares of common stock underlying the BATL Warrant. The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof, but in any event prior to the 240th day after the Filing Date (such day referred to as the “Effective Date”); provided that, if the Registration Statement is not filed by the Filing Date or declared effective by the Effective Date (each a “Penalty Event”) then the Company shall issue a five-year warrant (“Penalty Warrant”) to BATL to acquire another 49,000 shares of common stock, at an exercise price equal to the exercise price of the BATL Warrant, per each 30-day period following the Penalty Event that the Registration Statement has not been filed and/or that the Effective Date has not occurred.

Item 3.02 Unregistered Sale of Equity Securities.

On December 6, 2005, the Board of Directors of the Company authorized the return and immediate reissuance of an aggregate of 2,750,000 shares of common stock to the following founding shareholders of EnerTeck Chemical Corp., the Company’s wholly-owned subsidiary: Dwaine Reese - 2,325,000 shares; Tom Himsel - 100,000 shares; Gary Aman - 225,000 shares; and Ken Jackson - 100,000 shares. Mr. Reese is the Company’s Chief Executive Officer and a director of the Company and Mr. Aman is a director of the Company. In March 2004, such shareholders had delivered 3,000,000 shares to the Company for cancellation as part of a corporate reorganization and restructuring.

On December 8, 2005, the Company agreed to reissue the 500,000 warrants, which had been redeemed from Parrish Brian Partners, Inc. pursuant to the Redemption Agreement described in Item 1.01 above, to Richard Rankin for services rendered. As a result, on December 8, 2005, Mr. Rankin was issued a five-year warrant to purchase 500,000 shares of common stock at an exercise price of $1.00 per share.

See Item 1.01 above for information on the issuance of the BATL Shares and BATL Warrant which occurred on December 9, 2005.

All of such securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 thereunder.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 above for information on the issuance of the BATL Shares and the BATL Warrant. In accordance with the BATL Agreement, BATL is entitled to nominate one director to the Board of Directors of the Company. On December 9, 2005, Thomas Donino, President of BATL, was appointed by the Board of Directors of the Company to serve on the Board. Mr. Donino has not been appointed to serve on any of the Board’s committees as of the date hereof. The BATL Agreement provides that for so long as BATL shall beneficially own in excess of 10% of the outstanding shares of the common stock of the Company, BATL shall be entitled to nominate one director to the Board of Directors of the Company. There are no other arrangements or understanding between Mr. Donino and any other persons pursuant to which Mr. Donino was selected as a director. Except with respect to the transactions contemplated by the BATL Agreement, there have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Donino had, or will have, a direct or indirect material interest.

Item 9.01  Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

Exhibits:

4.1	Registration Rights Agreement dated December 8, 2005 between the Company and BATL Bioenergy LLC

4.2	Warrant to purchase 1,000,000 shares issued to BATL Bioenergy LLC

10.1	Redemption Agreement dated December 6, 2005 between the Company and Parrish B. Ketchmark and Parrish Brian Partners, Inc.

10.2	Securities Purchase Agreement dated December 8, 2005 between the Company and BATL Bioenergy LLC

99.1	Press release dated December 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTECK CORPORATION (Registrant)

Date: December 12, 2005	By:	/s/ Dwaine Reese
Name: Dwaine Reese
Title: Chairman of the Board and Chief Executive Officer